EXHIBIT 25
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          _______________________

                                 FORM T-1

                STATEMENT OF ELIGIBILITY AND QUALIFICATION
                UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
            OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)_______

                          ______________________

                     THE FIRST NATIONAL BANK OF BOSTON
            (Exact name of Trustee as specified in its charter)


                                04-2472499
                   (I.R.S. Employer Identification No.)

            100 Federal Street, Boston, Massachusetts     02110
             (Address of principal executive offices)   (Zip Code)

                Gary A. Spiess, Cashier and General Counsel
100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870
         (Name, address and telephone number of agent for service)
                        __________________________


                     ILLINOIS CENTRAL RAILROAD COMPANY
            (Exact name of obligor as specified in its charter)


                                 DELAWARE
      (State or other jurisdiction of incorporation or organization)


                      455 NORTH CITYFRONT PLAZA DRIVE
                          CHICAGO, IL 60611-5504
                 (Address of principal executive offices)


                                36-2728842
                   (I.R.S. Employer Identification No.)

                              DEBT SECURITIES
                      (Title of Indenture Securities)



 1.   General Information.
      -------------------

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of the Currency of the United States, Washington D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

      (b)  Whether it is authorized to exercise corporate trust powers.

       Trustee is authorized to exercise corporate trust powers.

 2.   Affiliations with Obligor and Underwriters.
      ------------------------------------------

       If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

       None with respect to the Trustee.
        (See Notes on page 2)
       None with respect to Bank of Boston Corporation.

 3. thru 15.  Not applicable.
              --------------

16.  List of Exhibits.
     ----------------

       List below all exhibits filed as part of this statement of eligibility and qualification.

       1. A copy of the articles of association of the trustee as now in effect.

       A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification
No. 22-9514 and is incorporated herein by reference thereto.

       2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

        A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

       3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

       A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

       4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

       A certified copy of the existing By-Laws of the trustee dated December 23,1993 is filed as Exhibit No. 4 to statement of eligibility and qualifications No. 22-25754 and is incorporated herein by reference thereto.

       5. Not applicable

       6. The consent of the trustee required by Section 321(b) of the Act.

       The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                   NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                 SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and Commonwealth of Massachusetts, on the 7 th day of April, 1995.


                                 THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                 By  Henry W. Seemore
                                     -----------------------------
                                     Henry W. Seemore
                                     Account Manager


                                 EXHIBIT 6

                            CONSENT OF TRUSTEE


 Pursuant to the requirements of Section 321(b) of the Trust Indenture
Act of 1939, in connection with the proposed issue of Debt Securities of Illinois Central Railroad Company, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                 THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                 By  Henry W. Seemore
                                     -----------------------------
                                     Henry W. Seemore
                                     Account Manager



                                 EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN
SUBSIDIARIES, OF

                     THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                  ASSETS
                                                              Dollar
                                                            Amounts in
                                                             Thousands
                                                           ------------

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin.....  $ 1,862,093
      Interest-bearing balances ..........................    1,551,280
Securities................................................    3,935,691
Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank and
of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds sold...................................      758,937
     Securities purchased under agreements to resell......            0
Loans and lease financing receivables:
     Loans and leases, net of unearned income ...........   $25,796,462
     LESS: Allowance for loan and lease losses...........       534,630
     LESS: Allocated transfer risk reserve...............             0
     Loans and leases, net of unearned income, allowance
       and reserve ......................................    25,261,832
Assets held in trading accounts..........................       840,348
Premises and fixed assets (including capitalized leases).       398,475
Other real estate owned..................................        48,504
Investments in unconsolidated subsidiaries and
  associated companies ..................................       103,670
Customers' liability to this bank on acceptances
  outstanding............................................       304,031
Intangible assets........................................       651,394
Other assets.............................................     1,170,251
                                                            -----------
      Total Assets.......................................   $36,886,506
                                                            ===========

                                LIABILITIES
Deposits:
     In domestic offices.................................   $14,924,310
     Noninterest-bearing.................................   $ 4,035,673
     Interest-bearing....................................    10,888,637
In foreign offices, Edge and Agreement subsidiaries,
   and IBF's ............................................     9,998,764
     Noninterest-bearing.................................       570,582
     Interest-bearing....................................     9,428,182
Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of the bank
and of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds purchased.............................     2,464,904
     Securities sold under agreements to repurchase......       277,077
Demand notes issued to the U.S. Treasury.................       364,045
Trading Liabilities......................................       227,865
Other borrowed money.....................................     3,875,462
Mortgage indebtedness and obligations under
  capitalized leases ....................................        14,007
Bank's liability on acceptances executed and outstanding.       305,512
Subordinated notes and debentures........................       979,167
Other liabilities........................................     1,022,105
     Total Liabilities...................................   $34,453,218
                                                            ===========
Limited-life preferred stock and equity capital..........             0

                              EQUITY CAPITAL

Perpetual preferred stock and related surplus............   $         0
Common stock.............................................        82,264
Surplus..................................................       987,524
Undivided profits and capital reserves...................     1,408,062
LESS: Net unrealized loss on marketable equity securities       (39,027)
Cumulative foreign currency translation adjustments......        (5,535)
Total equity capital.....................................     2,433,288
                                                            -----------
      Total Liabilities, Limited-life preferred stock,
        and equity.......................................   $36,866,506
                                                            ===========



     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        /s/ Robert T. Jefferson

February 13, 1995


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

          Charles K. Gifford    Ira Stepanian     J. Donald Monan
                                 Directors


February 13, 1995

                                   NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                 SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and Commonwealth of Massachusetts, on the 7 th day of April, 1995.


                                   THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                   By /s/  Henry W. Seemore
                                     -------------------------------
                                           Henry W. Seemore
                                           Account Manager


                                 EXHIBIT 6

                            CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Debt Securities of Illinois Central Railroad Company, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                   By /s/  Henry W. Seemore
                                     -------------------------------
                                           Henry W. Seemore
                                           Account Manager